Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
BROADRIDGE FINANCIAL SOLUTIONS,INC.
51 MERCEDES WY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
EDGEWOOD, NY 11717 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4. For Against Abstain
1 To adopt the Agreement and Plan of Merger, dated as of November 16, 2016, as such agreement may be amended 0 0 0 from time to time, which is referred to as the merger agreement, among Western Refining, Tesoro Corporation, Tahoe Merger Sub 1, Inc. and Tahoe Merger Sub 2, LLC
2 To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there 0 0 0 are not sufficient votes at the time of the special meeting to approve Proposal 1
3 To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Western 0 0 0 Refining’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement
4 To approve, by a non-binding advisory vote, an amendment to the restated certificate of incorporation of 0 0 0 Tesoro Corporation to increase the number of authorized shares of Tesoro common stock from 200 million to 300 million
NOTE: To consider and act upon any other matters which may properly come before the special meeting or any 29 . adjournment(s) or postponement(s) thereof.
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000306520 partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The S-4 available at www.proxyvote.com
WESTERN REFINING, INC. Special Meeting of Shareholders [●], 2017 TBD AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Scott D. Weaver and Lowry Barfield, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to act as proxies for the undersigned, and to vote all the shares of common stock of Western Refining, Inc. which the undersigned is entitled to vote at the 2017 Special Meeting of Shareholders of Western Refining, Inc. and any adjournment(s) or postponement(s) thereof upon the matters specified upon such other matters as may be properly brought before the special meeting or any adjournment(s) or postponement(s) thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the special meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4 AND AUTHORITY WILL BE DEEMED GRANTED FOR THE PROXIES TO VOTE ACCORDING TO THEIR DISCRETION FOR ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
. 29 . 1 . 0 R1 2 0000306520
Continued and to be signed on reverse side